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                                                                       EXHIBIT 5

                           Weil, Gotshal & Manges LLP


                                             April 14, 1998


American Banknote Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

         We have acted as counsel to American Banknote Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries (the "Subsidiary Guarantors"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $95,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2007, Series B (the "New Notes") of the Company and the Subsidiary Guarantors' guarantees thereof.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Indenture, dated as of December 12, 1997 by and among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"), pursuant to which the New Notes and the Subsidiary Guarantors' guarantees thereof will be issued (the "Indenture"), the form of New Note and the Subsidiary Guarantors' guarantees thereof included as Exhibits 4.3 and 4.4 to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to
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Weil, Gotshal & Manges LLP
American Banknote Corporation
April 14, 1998
Page 2

all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinions set forth below are also based on the assumption that the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the Trustee.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The New Notes are duly authorized, and when duly executed on behalf of the Company, authenticated by the Trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Company, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to the qualification that (i) the waiver of rights under any usury laws contained in the Indenture may be unenforceable and (ii) we express no opinion as to the effect on the New Notes of the laws of any jurisdiction other than the State of New York and the federal laws of the United States, including laws which limit the rates of interest legally chargeable or collectible.

         2. The guarantee of the New Notes by each of the Subsidiary Guarantors are duly authorized, and when duly executed on behalf of each of the Subsidiary Guarantors, and, when the New Notes have been duly executed on behalf of the Company, authenticated
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Weil, Gotshal & Manges LLP
American Banknote Corporation
April 14, 1998
Page 3

by the Trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute legal and binding obligations of each of the Subsidiary Guarantors, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to the qualification that (i) the waiver of rights under any usury laws contained in the Indenture may be unenforceable and (ii) we express no opinion as to the effect on the Subsidiary Guarantors' guarantees of the New Notes of the laws of any jurisdiction other than the State of New York and the federal laws of the United States, including laws which limit the rates of interest legally chargeable or collectible.

         The opinions herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. With respect to the opinion set forth in paragraph 2 above as to matters relating to Pennsylvania law, we have, with your consent, relied on the opinion of Schnader Harrison Segal & Lewis LLP, dated the date hereof, a copy of which is attached hereto.



         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus.

                                             Very truly yours,

                                             /s/ Weil, Gotshal & Manges LLP
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                   [SCHNADER HARRISON SEGAL & LEWIS LLP LOGO]

                                 April 14, 1998

VIA TELECOPY AND UPS NEXT DAY AIR
---------------------------------

American Banknote Corporation
200 Park Avenue
New York, NY 10166

           Re:  Horsham Holding Company, Inc.
                -----------------------------

Ladies and Gentlemen:

      We have acted as Pennsylvania special counsel to American Banknote Corporation, a Delaware corporation (the "Company") and one of its subsidiaries, Horsham Holding Company, Inc., a Pennsylvania corporation ("Horsham"), in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $95,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2007, Series B (the "New Notes") of the Company and certain of its subsidiaries, including Horsham, as guarantors of the New Notes (collectively, the "Subsidiary Guarantors").

      We have been retained by the Company solely with respect to the matters set forth below relating to the laws of the Commonwealth of Pennsylvania, and have reviewed the following documents (collectively, the "Subject Documents") in this regard:

      1. A photostatic copy of the Articles of Incorporation of Horsham as filed with the Department of State of the Commomwealth of Pennsylvania on April 5, 1982;

      2.  A photostatic copy of the Bylaws of Horsham;

      3. Photostatic copies of a Secretary's Certificate of Horsham dated April 14, 1998, including as an exhibit thereto, the Unanimous Written Consent of the Board of Directors of the Company and Horsham, among other entities;

      4. A photostatic copy of an Indenture, dated as of December 12, 1997 by and among the Company and the Subsidiary Guarantors and The Bank of
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American Banknote Corporation
April 14, 1998
Page 2



          New York, as trustee, pursuant to which the New Notes and the Subsidiary Guarantors' guarantees thereof will be issued; and

      5. Notice from the Pennsylvania Corporation and Limited Partnership Records dated April 14, 1998, to the effect that Horsham is a corporation existing under the laws of the Commonwealth of Pennsylvania and is in good standing to transact business.


      For purposes of this opinion, we have examined each of the Subject Documents. We have also examined such certificates of public officials and officials of the Company, as well as such other documents and records and questions of law, as we have deemed relevant for purposes of this opinion. As to questions of fact material to the opinions hereinafter expressed and not independently verified by us, we have relied upon certificates of public officials and of officials of the Company.

      In reaching the opinions set forth below, we have assumed (to the extent relevant) and to our knowledge there are no facts inconsistent with, the following:

        (a) each of the parties to the Subject Documents (other than Horsham) has the full power, authority and legal right to enter into and perform its obligations under each such Subject Document to which it, he or she is a party, and is in full compliance with the terms thereof, and such party's obligations set forth therein are its, his or her legal, valid and binding obligations (other than Horsham) and are enforceable in accordance with their respective terms; and no default nor any event which with the passage of time, giving of notice, or both, would constitute a default, exists thereunder;

        (b) each of the parties to the Subject Documents (other than Horsham) has duly and validly executed and delivered each Subject Document to which it, he or she is a party;

        (c) each person executing the Subject Documents on behalf of any such party (other than Horsham) is duly authorized to do so;

        (d) each natural person executing the Subject Documents is legally competent to do so;

        (e) there are no oral or written modifications or amendments to the Subject Documents, there has been no waiver of any of the provisions of the Subject Documents, by actions or conduct of the parties or otherwise; and

        (f) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all
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signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

      Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

      1. Horsham is a corporation duly and validly organized and existing and is in good standing under the laws of the Commonwealth of Pennsylvania.

      2. The authorization, execution, and delivery by Horsham of the Indenture executed by it and its guarantee of the New Notes have been duly authorized by all necessary corporate action.

      In addition to the qualifications set forth herein are also subject to the following qualifications:

      i. Our opinions herein are limited to the laws of the Commonwealth of Pennsylvania. We express no opinion as to any other laws or regulations. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

      ii. The foregoing opinions are made subject to judicial discretion in accordance with the general principles of equity (whether applied by a court of law or equity.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also hereby consent to any and all references to our firm in the opinion of Weil, Gotshal & Manges, LLP filed as an exhibit to the Registration Statement. The opinions expressed in this letter are limited to the matters specifically sef forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.


                                        Very truly yours,

                                /s/ SCHNADER HARRISON SEGAL & LEWIS LLP

                                SCHNADER HARRISON SEGAL & LEWIS LLP